Performance Guideposts

	Drivers	Global Metrics	Actual		Outlook / Assumptions	
			2012	2013	2014	2020
JLL Market Share	Leasing market activity *(Source: JLL Research)*	Gross office Absorption sq mtrs	-16%	+1%		
	JLL annual Leasing revenue growth	JLL revenue Local Currency	+9%	+5%		
	Capital Markets total market volumes *(Source: JLL Research)*	Transaction volume USD	+6%	+27%		
	JLL annual Capital Markets revenue growth	JLL revenue USD	+12%	+38%		
Macro Economic Indicators	Global economic growth *(Source: Oxford Economics)*	GDP PPP	3.1%	3.0%	3.0%	4.0%
	Global interest rates *(Source: Oxford Economics)*	Blended	2.3%	2.3%	2.3%	3.7%
Real Estate Indicators	Leasing market activity *(Source: JLL Research)*	Gross office absorption	36.4 m sq meters; -16%	36.8 m sq meters; +1%	+5%	
	Capital Markets total market volumes *(Source: JLL Research)*	Transaction volume	$463 B; +6%	$588 B; +27%	+20%	
	Vacancy *(Source: JLL Research)*	Global office vacancy	13.1%	13.2%	13.0%	
JLL Performance Indicators	**Key Revenue Metrics**					
	Leasing	JLL revenue (local currency)	+9%	+5%	↑	↑
	Capital Markets	JLL revenue (local currency)	+13%	+40%	↑	↑
	Property & Facility Management	JLL fee revenue (local currency)	+13%	+14%	↑	↑
	LaSalle Investment Management	Advisory Fees	- 6%	- 1%	↔	↑
	Financial Performance					
	EBITDA margin expansion (fee revenue)	Basis points	30 bps	40 bps	Consistent with historical incremental Adjusted Operating Income margin of +12-15%	
	Adjusted EPS	% growth	13.5%	15%		
	Capital Allocation					
	Investment: M&A	Total M&A $ Committed	$21m	$26m	Long-term Organic/M&A revenue growth mix = 75%/ 25%	
	Capital expenditures	$ per annum / IT related	$80m/ $59m	$97m / $70m	Continue IT focus	

JLL

August 2014 1

July 2014 2 Aug st Macro • Global economic outlook • Corporate confidence • Global interest rates • Political events in key markets • Global equity markets • M&A activity • Market share (e.g. revenue trends versus market volumes) • Outsourcing pipelines and win rates • Competitive landscape • Balance between compensation and variable cost spend and future revenue Real Estate • Leasing and Capital Markets volumes • Occupancy and rental rates • Investor allocations to real estate • Credit markets & liquidity • Asset valuations • New construction pipelines JLL Specific Watch-outs: Trends we monitor closely

July 2014 3 Aug st Capital demands transparency Energy & sustainability Outsourcing grows Long-term growth market Major institutional investment category Globalization continues Long-term real estate market trends unchanged

July 2014 4 Aug st About JLL JLL (NYSE: JLL) is a professional services and investment management firm offering specialized real estate services to clients seeking increased value by owning, occupying and investing in real estate. With annual fee revenue of $4.0 billion and gross revenue of $4.5 billion, JLL has more than 200 corporate offices, operates in 75 countries and has a global workforce of approximately 53,000. On behalf of its clients, the firm provides management and real estate outsourcing services for a property portfolio of 3.0 billion square feet, or 280 million square meters, and completed $99 billion in sales, acquisitions and finance transactions in 2013. Its investment management business, LaSalle Investment Management, has $50.0 billion of real estate assets under management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit www.jll.com. 200 East Randolph Drive Chicago Illinois 60601 │ 30 Warwick Street London W1B 5NH │ 9 Raffles Place #39-00 Republic Plaza Singapore 048619 Cautionary Note Regarding Forward-Looking Statements Statements in this document regarding, among other things, future financial results and performance, achievements, plans and objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives and dividend payments of JLL to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated in forward- looking statements, and risks to JLL’s business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL’s Annual Report on Form 10-K for the year ended December 31, 2013, in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company’s Board of Directors. Any forward-looking statements speak only as of the date of this document, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in JLL’s expectations or results, or any change in events.